Exhibit 10.2

PROTEIN DESIGN LABS, INC.

NOTICE OF GRANT OF STOCK OPTION

(1999 Stock Option Plan)

________________________ (the "Optionee") has been granted an option (the "Option") to purchase certain shares of Stock of Protein Design Labs, Inc. pursuant to the Protein Design Labs, Inc. 1999 Stock Option Plan (the "Plan"), as follows:

Date of Option Grant:	_________________
Number of Option Shares:	_________________
Exercise Price:	The date one (1) year after _________________
Initial Vesting Date:	_________________
Option Expiration Date:	The date ten (10) years after the Date of Option Grant.
Type of Option:	Nonstatutory Stock Option

Vested Shares:	Except as provided in the Stock Option Agreement, determined as of any date by multiplying the Number of Option Shares by the "Vested Ratio" as follows:

Vested Ratio

Prior to Initial Vesting Date	0

On Initial Vesting Date, provided the Optionee's Service as an Employee has not terminated prior to such date	1/4

Plus:

For each full month of the Optionee's continuous Service as an Employee from Initial Vesting Date until the Vested Ratio equals 1/1, an additional	1/48

Adjustments to Vested Ratio: The Company may adjust the Vested Ratio to account for any periods of part-time Service as an Employee.

Termination of Unvested Option: Except as may otherwise be provided by the Board, upon termination of the Optionee's Service as an Employee, the Option shall terminate immediately with respect to shares that are not Vested Shares. However, provided the Optionee's Service continues uninterrupted in a capacity other than as an Employee, the Option shall continue in accordance with the terms of the Stock Option Agreement with respect to any Vested Shares. Upon termination of the Optionee's Service, the Option shall terminate in accordance with the terms of the Stock Option Agreement.

By their signatures below, the parties hereto agree that the Option is governed by the terms and conditions of the Stock Option Agreement attached to and made a part of this document. The Optionee acknowledges receipt of a copy of the Stock Option Agreement, represents that the Optionee is familiar with its provisions, and hereby accepts the Option subject to all of its terms and conditions.
PROTEIN DESIGN LABS, INC.	OPTIONEE
By:_________________________	___________________________
Signature
Its: _______________________	____________________________
Date
34801 Campus Drive	____________________________
Fremont, California 94555	Address
____________________________